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                                                                    EXHIBIT 4.38



                                                                  EXECUTION COPY


                  FOURTH AMENDMENT TO LOAN AGREEMENT AND WAIVER


                  THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND WAIVER (this "Amendment"), dated as of April 17, 2003, is by and among Steelcase SAS, a Societe par Actions Simplifiee organized and existing under the laws of the Republic of France (the "Borrower"), Steelcase Inc., a Michigan corporation (the "Guarantor"), and Societe Generale, a bank organized and existing under the laws of the Republic of France, acting through its Chicago Branch (the "Lender").

                  WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Loan Agreement dated as of April 9, 1999, as amended by that certain First Amendment to Loan Agreement dated as of June 15, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of November 9, 2001, and as further amended by that certain Third Amendment to Loan Agreement dated as of November 5, 2002 (as further amended hereby and from time to time hereafter amended, restated, supplemented or otherwise modified and in effect, the "Loan Agreement"), pursuant to which the Lender has made certain loans to the Borrower;

                  WHEREAS, the Borrower and the Guarantor have advised the Lender that recently corrected quarterly financial statements of the Guarantor indicate that the Net Worth of the Guarantor as of the end of its fiscal quarter ending November 22, 2002 was less than the Net Worth required to be maintained by the Guarantor as of such date under Section 10.2.1 of the Loan Agreement;

                  WHEREAS, the Borrower and the Guarantor have requested that the Lender waive any Event of Default that exists as a result of the Guarantor's failure to observe Section 10.2.1 as of the end of its fiscal quarter ending November 22, 2002, waive compliance with Section 10.2.1 for the period from November 23, 2002 through the date hereof and amend certain provisions of the Loan Agreement; and

                  WHEREAS, the Lender is willing to waive any Event of Default that exists as a result of the Guarantor's failure to observe Section 10.2.1 as of the end of its fiscal quarter ending November 22, 2002, waive compliance with
Section 10.2.1 for the period from November 23, 2002 through the date hereof and amend the Loan Agreement pursuant to the terms and conditions set forth in this Amendment.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  2. Amendment of Loan Agreement. The Loan Agreement is hereby amended as follows:


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                  (a) Section 1.51. Section 1.51 is hereby deleted in its
entirety and the following is substituted in lieu thereof:

                           "1.51 `Net Worth' means, at any time, minority interests, preferred stock and common stock and other equity, as shown on the consolidated balance sheet of the Guarantor and its Subsidiaries for the then most recently completed fiscal quarter of the Guarantor; provided that there shall be excluded from the calculation of Net Worth (i) any unrealized gains or losses (net of taxes) on securities available for sale and (ii) non-recurring non-cash charges attributable to the implementation of SFAS 142 not in excess of $230,000,000 in the aggregate for any fiscal year."

                  3. Waiver. The Lender hereby waives any Event of Default that exists as a result of the Guarantor's failure to observe Section 10.2.1 as of the end of its fiscal quarter ending November 22, 2002 and waives compliance with Section 10.2.1 for the period from November 23, 2002 through the date hereof.

                  4. Financial Covenants. In the event that the financial covenants in the Credit Agreement (Long-Term Multicurrency Revolving Credit Facility) dated as of April 5, 2001 among the Guarantor and the banks and agents party thereto (the "Long Term Facility") are modified or replaced in any material respect on or prior to September 30, 2003, the parties hereby agree to negotiate in good faith to amend the financial covenants set forth in Section
10.2 to conform to the financial covenants in the Long Term Facility.

                  5. Representations and Warranties. In order to induce the Lender to enter into this Amendment, each of the Borrower and the Guarantor hereby represents and warrants to the Lender that:

                           (a) Power; Authority. It is validly existing in the
jurisdiction in which it has been organized; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.

                           (b) No Default. After giving effect to this
Amendment, no Event of Default shall have occurred and be continuing.

                  6. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon: (i) the Borrower delivering to the Lender this Amendment executed by the Borrower, the Guarantor and the Lender; and (ii) the payment by, or on behalf of, the Borrower to the Lender of an amendment fee in an amount equal to 0.05% (five basis points) of the aggregate principal amount of the Loan outstanding on the date on which this Amendment becomes effective.

                  7. Ratification. Each of the Guaranty and, except as specifically amended hereby, the Loan Agreement shall remain unchanged and continue in full force and effect and the Borrower and the Guarantor hereby ratify and confirm the Guaranty and the Loan Agreement, as amended hereby. After the execution of this Amendment by all parties, any references to the "Loan Agreement" or the "Agreement" in the Loan Agreement, the Note, the Guaranty, the

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Participation Agreement or any other document in connection therewith shall be to the Loan Agreement, as amended hereby.

                  8. Miscellaneous.

                           (a) Successors and Assigns. This Amendment shall be
binding upon and shall be enforceable by the Borrower, the Lender and their respective permitted successors and assigns; provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

                           (b) Entire Agreement. This Amendment and all
documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

                           (c) Headings. Section headings in this Amendment are
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           (d) Severability. Wherever possible, each provision
of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                           (e) Counterparts. This Amendment may be executed in
any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                           (f) Governing Law. This Amendment shall be governed
by and construed in accordance with the laws of the State of New York (including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law) without giving effect to the principles of conflicts of law.

                            [signature page follows]




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                  IN WITNESS WHEREOF, this Fourth Amendment to Loan Agreement has been duly executed as of the date first written above.


                                  STEELCASE SAS,
                                  as Borrower

                                  By: /s/ YVEN STEHLY
                                     --------------------------
                                  Name: Yven Stehly

                                  Title: President


                                  STEELCASE INC.,
                                  as Guarantor

                                  By: /s/ GARY P. MALBURG
                                     --------------------------
                                  Name: Gary P. Malburg

                                  Title: Vice President, Finance & Treasurer



                                  SOCIETE GENERALE,
                                  as Lender

                                  By: /s/ MILISSA GOEDEN
                                     --------------------------
                                  Name: Milissa Goeden

                                  Title: Vice President



                      [Fourth Amendment to Loan Agreement]